7





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date  of  report  (Date  of  earliest  event  reported): September 4, 1996

                        ASCENT ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                   0-27192                       52-1930707
         --------                   -------                       ----------
(State or other jurisdiction of   (Commission                 (I.R.S. Employer
incorporation or organization       File No.)                Identification No.)

                                One Tabor Center
                       1200 Seventeenth Street, Suite 2800
                             Denver, Colorado 80202
                     (Address of principal executive office)

                                 (303) 626-7000
               (Registrant's telephone number, including area code)

Item 5.     Other Events


Election of New Director
------------------------

   On September 4, 1996, Allen E. Flower was elected to the Board of Directors of Ascent Entertainment Group, Inc. ("Ascent" or the "Company"). Mr. Flower has been Vice President, Chief Financial Officer and Acting Treasurer of COMSAT Corporation ("COMSAT") since November 1995. He was Controller and Acting Chief Financial Officer of COMSAT from April 1995 through November 1995, Controller from June 1992 to April 1995 and Vice President, Finance and Administration of Ascent's predecessor, COMSAT Video Enterprises, Inc. from May 1990 to June 1992.


Anticipated  Changes  to  the  Registrant's  Liquidity  and  Capital Resources
------------------------------------------------------------------------------

   As previously disclosed, Ascent anticipates that its proposed acquisition of the assets and certain liabilities of SpectraVision, Inc. ("SpectraVision") will be consummated by the end of the third quarter of 1996, or shortly thereafter. Ascent has formed a new company, On Command Corporation, which will acquire SpectraVision and combine it with On Command Video Corporation ("OCV"), Ascent's 84% owned subsidiary (approximately 79% owned on a fully diluted basis). After the transaction, Ascent will own approximately 57% of the outstanding shares of Common Stock of On Command Corporation. Prior to closing, Ascent will own all of the outstanding common stock of On Command Corporation (the "OCC Common Stock"). At closing, On Command Corporation will issue 21,750,000 shares of OCC Common Stock (72.5% of the initial outstanding OCC Common Stock) to Ascent and the OCV minority stockholders on a pro rata basis. On Command Corporation will issue up to 8,250,000 shares of OCC Common Stock (the remaining 27.5% of the initial outstanding OCC Common Stock to SpectraVision for distribution pursuant to its plan of reorganization (the "Plan"). The shares issued to SpectraVision will be decreased if SpectraVision's working capital is negative by more than $250,000 at closing, and a certain amount of OCC Common Stock will be reserved at closing in connection with this possible adjustment (the "Reserve Stock"). After the transaction (assuming that no OCV stockholders exercise their appraisal rights in connection with the transaction and before giving effect to any Reserve Stock and the exercise of the warrants described below), Ascent will own approximately 57% of the Common Stock.

     In the transaction, On Command Corporation will also issue warrants representing the right to purchase additional a total of 7,500,000 shares of OCC Common Stock (20% of the outstanding Common Stock, after exercise of the warrants). The warrants have a term of seven years and an exercise price based upon $550,000,000 less On Command Corporation's outstanding debt at closing, estimated currently at approximately $90 million. Series A Warrants to purchase on a cashless basis an aggregate of 1,425,000 shares of Common Stock will be issued to the former OCV stockholders, including Ascent; Series B Warrants to purchase for cash an aggregate of 2,625,000 shares of Common Stock will be issued to SpectraVision for distribution pursuant to the Plan; and a Series C Warrant to purchase for cash an aggregate of 3,450,000 shares of Common Stock will be issued to Gary Wilson Partners in consideration for certain investment banking and advisory services provided in connection with the transactions. Ascent will select five of the initial directors and all of the initial officers of On Command Corporation, and the Creditors Committee will select two of the initial directors of On Command Corporation, subject to the reasonable approval of Ascent. In addition, consummation of the transaction is subject to several conditions, including, without limitation: On Command Corporation's Registration Statement on Form S-4, Commission File No. 333-10407, being filed and effective; and the Plan being confirmed (which occurred on September 13, 1996). Ascent's Form 8-K reporting the SpectraVision acquisition will be filed within 15 days after the closing of the transactions.

   Also as previously disclosed, pursuant to the Corporate Agreement dated December 18, 1995 (the "Corporate Agreement") between Ascent and COMSAT, Ascent agreed not to incur any indebtedness, other than that under Ascent's existing $175 million revolving credit facility (the "Credit Facility") (and refinancings thereof) and indebtedness incurred in the ordinary course of business which together shall not exceed $175 million in the aggregate, without COMSAT's consent. The Corporate Agreement also provides that, for so long as COMSAT owns at least 50% of Ascent's outstanding Common Stock, Ascent will utilize reasonable cash management procedures and use its reasonable best efforts to minimize the Company's excess cash holdings.

   In connection with the closing of the SpectraVision transaction, and in consideration of Ascent's other capital requirements, COMSAT has consented to permit Ascent to incur consolidated indebtedness (including indebtedness of On Command Corporation) of up to $216 million under the Corporate Agreement; provided, that: (i) no more than $50 million of such indebtedness may constitute long term debt; and (ii) indebtedness in excess of $175 million may only be incurred to satisfy funding requirements for 1996. Ascent plans to enter into a new Credit Facility with aggregate available borrowings of up to $200 million, on the terms described further below ("Ascent Credit Facility"). On Command Corporation plans to enter into a separate $125 million credit facility on the terms described further below (the "OCC Facility"). Also in connection with the SpectraVision transaction, Ascent and On Command Corporation will enter into a Corporate Agreement (the "OCC Corporate Agreement"), pursuant to which On Command Corporation will agree, among other things, that for so long as Ascent owns the largest percentage (and at least a minimum percentage to be determined), On Command Corporation will not incur any indebtedness, without Ascent's prior written consent, other than under the OCC Credit Facility (as defined below) (and refinancings thereof) and indebtedness incurred in the ordinary course of business which together shall not exceed $100 million in the aggregate; provided that not more than $50 million of such indebtedness may constitute long term debt. The OCC Corporate Agreement will also provide that, for so long as Ascent owns the largest percentage (and at least a minimum percentage to be determined) of the outstanding On Command Corporation Common Stock, On Command Corporation will utilize reasonable cash management procedures and use its reasonable best efforts to minimize its excess cash holdings. As a consequence, the ability of Ascent and On Command Corporation to utilize the Ascent Credit Facility and the OCC Facility, respectively, will be subject to the limitations described above.

   A primary purpose of the Corporate Agreement is, and a primary purpose of the OCC Corporate Agreement will be, to require Ascent to coordinate its consolidated capital requirements with COMSAT so that COMSAT can monitor compliance with the regulations of the Federal Communications Commission ("FCC") applicable to the capital structure and debt financing activities of COMSAT and its consolidated subsidiaries. COMSAT is required to submit a financial plan to the FCC for review annually. Under existing FCC guidelines, COMSAT is subject to a maximum long-term debt to total capital ratio of 45%, a limit of $200 million in short term debt and an interest coverage ratio of 2.3 to 1. COMSAT has requested a temporary increase in the interest coverage ratio, which is measured at year end, to a minimum of 1.9 to 1 for the 1996 plan year and an increase in the short-term debt limit to $325 million as long as the financials of Ascent are consolidated with those of COMSAT. COMSAT has informed Ascent that COMSAT was in compliance with both the long-term debt to total capital ratio and the short term debt limit at June 30, 1996, and expects to be in compliance with those guidelines and the interest coverage ratio guideline at year end 1996 if the short term debt limit and the interest coverage ratio are modified as requested. If the FCC approves COMSAT's request, COMSAT has further informed Ascent that it expects that the cash flows from operations and COMSAT's consolidated short-term borrowing capacity, including indebtedness authorized under the Ascent Credit Facility and the OCC Credit Facility, will be sufficient to fund COMSAT's aggregate consolidated cash requirements for the balance of 1996.

   Ascent management believes that the $216 million aggregate limit and related restrictions (as described above) on Ascent's consolidated indebtedness will be adequate to fund its consolidated operations through the end of 1996. A number of factors could cause Ascent's funding requirements to differ materially from those projected, including, but not limited to, the operating performance of Ascent's subsidiaries, unanticipated costs associated with consummation of the SpectraVision transaction or integration of SpectraVision's and OCV's businesses, the level of ticket sales and other revenues by Ascent's professional sports franchises, and market conditions. Prior to 1997, it will be necessary for Ascent to seek approval from COMSAT to increase its debt limit, and for On Command Corporation to seek approval from Ascent to increase its debt limit. As part of Ascent's 1997 operating and capital planning process, Ascent management will request that COMSAT increase Ascent's debt limit beginning in January 1997. There can be no assurance, however, that COMSAT will approve an increase in Ascent's debt limit. If Ascent were not to obtain approval to increase its debt limit, Ascent would be required to reduce or reschedule planned capital investments, reduce cash outlays, reduce debt, sell assets or sell equity, and it is highly unlikely that Ascent would approve an increase in On Command Corporation's debt limit. If On Command Corporation's debt limit were not increased, On Command Corporation may be required to reduce or reschedule planned capital investments, reduce cash outlays, reduce debt, sell assets or sell equity.

   Finally, COMSAT has informed Ascent that if COMSAT were to fail to satisfy one or more the FCC guidelines as of an applicable measurement date, COMSAT would be required to seek advance FCC approval of future financing activities on a case by case basis. If such approval were not granted, Ascent could be required to reduce or reschedule planned capital investments, reduce cash outlays, reduce debt or sell assets or equity.


      Ascent Credit Facility
      ----------------------

      In September 1996, Ascent received a commitment from NationsBank of Texas, N.A. ("NationsBank") for a $200 million, 364-day secured revolving credit facility, which, subject to certain conditions, will be renewable for two
364-day periods. The Ascent Credit Facility provides that at no time will amounts outstanding under the facility exceed the sum of (a) up to $100 million (subject to the consent of the National Hockey League and the National Basketball Association) secured by first priority pledges of, and liens on, the equity interests in all of Ascent's subsidiaries (excluding On Command
Corporation,  the  Colorado  Avalanche,  LLC  and  the  Denver  Nuggets  Limited
Partnership, but including the subsidiaries which own the Avalanche and Nuggets), plus (b) 50% of the value of the On Command Corporation Common Stock owned by Ascent, secured by a pledge of such stock. The Ascent Credit Facility will contain the covenants and agreements contained in the Credit Facility, in addition to, among other things, compliance by Ascent with certain financial covenants, including a ratio of (x) the sum of undrawn availability under the Ascent Credit Facility plus Ascent's consolidated EBITDA (excluding On Command Corporation) to (y) Ascent's pro forma cash interest expense (calculated in accordance with the Ascent Credit Facility) of at least 1.50 to 1.00 until December 31, 1997, decreasing to at least 1.10 to 1.00 for the remainder of the facility. In addition, the Ascent Credit Facility requires compliance by On Command Corporation with certain financial covenants, including a minimum consolidated EBITDA (calculated in accordance with the Ascent Credit Facility) of at least $50 million, and a consolidated ratio of total debt to EBITDA (calculated in accordance with the Ascent Credit Facility) of not more than 3.00 to 1.00 for any fiscal quarter from the closing of the SpectraVision transaction through fiscal year 1997 and 2.50 to 1.00 for any fiscal quarter thereafter. The Ascent Credit Facility will also limit Ascent's ability to incur indebtedness and preclude Ascent from paying cash dividends on the Ascent Common Stock.

      Revolving loans extended under the Ascent Credit Facility generally will bear interest at either the London Interbank Offering Rate ("LIBOR") plus a spread that may range from 2.00% to 2.50% depending on Ascent's consolidated ratio of EBITDA (calculated in accordance with the Ascent Credit Facility) to consolidated interest expense or the greater of the prime rate or the federal funds rate plus 0.50% plus an applicable percentage. Borrowings under the Ascent Credit Facility will be subject to certain customary conditions, including the absence of any events of default and of any material adverse change in the financial condition of Ascent, plus additional conditions related to league consents. In consideration for the lenders' commitment under the Ascent Credit Facility, Ascent will pay the lenders an annual commitment fee ranging from 0.25% to 0.5% of the undrawn amount of the Ascent Credit Facility, and certain upfront facility fees.

      On Command Corporation's Credit Facility
      ----------------------------------------

      In September 1996, On Command Corporation received a commitment from NationsBank for an aggregate $125 million credit facility consisting of either of the following types of facilities: (i) a 364-day revolving credit and competitive advance facility in the amount of up to $125 million, which, subject to certain conditions, will be renewable for four 364-day periods; and (ii) a five year revolving credit and competitive advance facility in the amount of up to $125 million; provided, that any amounts borrowed under the five year facility will reduce the amounts available under the 364-day facility. The Credit Facility will contain customary covenants and agreements, including, among other things, compliance by On Command Corporation with certain financial covenants, including a consolidated ratio of EBITDA to cash interest expense (calculated in accordance with the OCC Credit Facility) of at least 4.00 to 1.00 for any four consecutive fiscal quarters and a consolidated ratio of total debt to EBITDA (calculated in accordance with the OCC Credit Facility) of not more than 2.50 to 1.00 for any fiscal quarter from the Closing through fiscal year 1997 and 2.00 to 1.00 for any fiscal quarter thereafter. The OCC Credit Facility will also limit On Command Corporation's ability to incur indebtedness or pay dividends, but will not preclude On Command Corporation from paying cash dividends on its Common Stock.

      Revolving loans extended under the OCC Credit Facility generally will bear interest at either the LIBOR plus a spread that may range from 0.375% to 0.625% depending on On Command Corporation's consolidated ratio of total debt to EBITDA (calculated in accordance with the OCC Credit Facility) or the greater of the prime rate or the federal funds rate plus 0.50%. In addition, at On Command Corporation's option, it may request bids from the lenders under the OCC Credit Facility for competitive advance loans with specified maturities, in which case On Command Corporation may choose to accept bids in ascending order based on the interest rates bid by such lenders. Borrowings under the OCC Credit Facility will be subject to certain customary conditions, including the absence of any events of default and of any material adverse change in the financial condition of On Command Corporation. In consideration for the lenders' commitment under the OCC Credit Facility, On Command Corporation will pay the lenders an annual commitment fee ranging from 0.1875% to 0.25% of the undrawn amount of the OCC Credit Facility, depending on On Command Corporation's consolidated ratio of total debt to EBITDA (calculated in accordance with the OCC Credit Facility), and certain other fees.

                                   SIGNATURES


        Pursuant to the requirements on the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascent Entertainment Group, Inc.
--------------------------------


By: /s/ Arthur M. Aaron
    Arthur M. Aaron
    Vice President, Business and Legal Affairs

Date: October 17, 1996


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